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As filed with the Securities and Exchange Commission on September 23, 1999
                                                 Registration No. ________

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM S-8
                             REGISTRATION STATEMENT
                                    under
                            THE SECURITIES ACT OF 1933


                              TELVUE CORPORATION
              (Exact name of registrant as specified in its charter)


        Delaware                             51-0299879
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)            Identification No.)

16000 Horizon Way, Suite 500                   08054
      Mt. Laurel, NJ                         (Zip Code)
(Address of principal executive offices)

                               TELVUE CORPORATION
                             1999 STOCK OPTION PLAN
                            (Full title of the plan)


                               Irene A. DeZwaan
                             Corporate Secretary
                               TelVue Corporation
                         16000 Horizon Way, Suite 500
                              Mt. Laurel, NJ 08054
                                (609) 273-8888
                     (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                    Copy to:

                            THOMAS K. PASCH, ESQUIRE
                        Saul, Ewing, Remick & Saul LLP
                            3800 Centre Square West
                       Philadelphia, Pennsylvania 19102
                                 (215) 972-7188



	                     CALCULATION OF REGISTRATION FEE

  Title of       Amount      Proposed Max.  Proposed Max.   Amount of
Securities to     to be     Offering Price   Aggregate     Registration
be Registered   Registered   Per Share(2)    Offering        Fee(2)
		   (1)	                     Price(2)
-------------   ----------  --------------  -------------  ------------

Common Stock,   10,000,000  $0.06           $600,000.00      $166.80
Par Value
$.01 Per Share


(1)	Represents shares issuable to employees pursuant to the 1999 Stock
Option Plan.
(2)	The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the bid and asked price of shares of the Common Stock on September 20, 1999.

                                	PART I
           	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.(1)

Item 2.	Registrant Information and Employee Plan Annual Information.(1)

(1) The information called for by Part I of Form S-8 is currently included in the description of the Registrant's 1999 Stock Option Plan (the "Plan") delivered to eligible persons under the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.

                                	PART II
           	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

		The documents listed in clauses (a), (b) and (c) below are incorporated herein by this reference thereto, and all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:

	(a)	The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, as amended by Form 10-KSB/A filed on May 20, 1999.

	(b)	The Registrant's Quarterly Reports on Form 10-QSB for the
quarters ended March 31, 1999 and June 30, 1999, as amended by Form 10-QSB/A filed on August 20, 1999.

	(c)	The description of the class of securities offered contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

Item 4.	Description of Securities.

		Not applicable.

Item 5.	Interests of Named Experts and Counsel.

		Not applicable.

Item 6.	Indemnification of Directors and Officers.

	Pursuant to Sections 102 and 145 of the Delaware General Corporation Law, the Corporation adopted as Article Twelve of its Articles of Incorporation, the following provision:

                "No person shall be personally liable
                to the corporation or its stockholders for any form of monetary damages for any breach of a director's fiduciary duty, except (1) for breach of the director's duty of loyalty to the corporation or stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) pursuant to Section 174 of the Delaware Corporation Law or (4) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this article shall apply or have any effect on the alleged liability of any director with respect to any acts or omissions occurring prior to the effective date of this section."

		Such article was adopted by the Corporation on April 22, 1987, and at that time there was no known basis for any liability on the part of any person for any act or omission occurring prior to that date.

		Subsequent to that time, the Registrant remains unaware of any facts of information which would give rise to any form of latent or future liability of any nature.

                In addition, Section 6.4 of the By-Laws of the Company provides that the Company may indemnify any officer or director made or threatened to be made a party to any suit or other proceeding, including criminal actions, by reason of the fact that he was acting as or was an officer or director at the time of the acts complained of, for all expenses including legal fees, judgments, costs and related amounts if it shall be determined: that he was acting in good faith; and, in a manner reasonably believed to be in or not opposed to the best interest of the corporation
(or in a criminal proceeding, if he had no reasonable basis to believe that the conduct in question was unlawful). The By-Laws further provide that the termination of any proceedings by settlement or by a plea in the nature of nolo contendere will not create a presumption that a person did not act with requisite good faith, but that no indemnification shall be made to any individual adjudged liable to the Company unless a Court of Competent Jurisdiction finds the person nonetheless entitled to indemnity. The By-Laws also permit the advancement of funds and expenses and provide in turn for repayment of any sums advanced if it later be determined by a majority of independent directors or in certain circumstances, by an independent counsel, or, by the shareholders, that the advance of expenses was improper. In addition, the Corporation presently maintains a standard form of agreement with certain officers and directors carrying into effect each and all of the terms and provisions of such By-Law which define and provide for the means of implementation of the provisions above noted and contained therein.

Item 7.	Exemption from Registration Claimed.

          Not applicable.

Item 8.	Exhibits.

          The following is a list of exhibits filed as part of the Registration Statement:

           5       Opinion of Saul, Ewing, Remick & Saul LLP

           23.1    Consent of Pressman Ciocca Smith LLP, Certified Public
           Accountants

           23.2 Consent of Saul, Ewing, Remick & Saul LLP (contained in Exhibit No. 5)

           24      Power of Attorney (included on signature page of this
           registration statement)

           99      1999 Stock Option Plan

Item 9.	Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any additional or changed material information on the plan of distribution.

                (2) For determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be to be the initial bona fide offering.

                (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                          	SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Mt. Laurel, State of New Jersey, on September 23, 1999.

                                TELVUE CORPORATION


                                By: /s/ Frank J. Carcione

                                        Frank J. Carcione
                                        President and Chief Executive Officer





                      	POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Frank J. Carcione and Irene A. DeZwaan, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/Frank J. Carcione        Director, President and Chief  September 23, 1999
Frank J. Carcione           Executive Officer
                            (Principal Executive Officer)

/s/Irene A. DeZwaan         Treasurer			   September 23, 1999
Irene A. DeZwaan            (Principal Financial Officer
                            and Principal Accounting Officer)

/s/ Joseph M. Murphy        Director and Executive Vice    September 23, 1999
Joseph M. Murphy            President of Sales and Operations

/s/H. F. Lenfest            Director                       September 23, 1999
H. F. Lenfest

H. Chase Lenfest            Director                       September 23, 1999

Brook J. Lenfest            Director                       September 23, 1999


                                EXHIBIT INDEX


	Exhibit No.	Exhibit

	5	Opinion of Saul, Ewing, Remick & Saul LLP

	23.1	Consent of Pressman Ciocca Smith LLP, Certified
Public Accountants

	23.2	Consent of Saul, Ewing, Remick & Saul LLP
(Contained in Exhibit No. 5)

	24	Power of Attorney (included in signature page of
this registration statement)

	99	1999 Stock Option Plan



	EXHIBIT 5

                               LAW OFFICES OF
                      SAUL, EWING, REMICK & SAUL LLP

BALTIMORE, MARYLAND          CENTRE SQUARE WEST          NEW YORK, NEW YORK
BERWYN, PENNSYLVANIA      1500 MARKET STREET, 38th FLR   PRINCETON, NEW JERSEY
HARRISBURG, PENNSYLVANIA  PHILADELPHIA, PA 19102-2186    WILMINGTON, DELAWARE
                                (215) 972-7777

                          Fax:  (215) 972-7725
                          Internet Email:  lawyers@saul.com
                          World Wide Web:  http://www.saul.com

                                                September 23, 1999

TelVue Corporation
16000 Horizon Way, Suite 500
Mt. Laurel, NJ 08054

Gentlemen:

	We refer to the Registration Statement on Form S-8 (the "Registration Statement") of TelVue Corporation, a Delaware corporation (the "Company"), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 10,000,000 shares of common stock, par value $.01 per share, of the Company (the "Shares").

	We have reviewed the Registration Statement, the Certificate of Incorporation and By-laws of the Company and such records, certificates and other documents that we have considered necessary or appropriate for the purposes of this Opinion.

	Based on the foregoing, it is our opinion that:

		1.	The Company is duly organized, validly existing
and in good standing under the laws of the State of Delaware; and

		2.	The Shares to be issued in accordance with the
terms described in the Registration Statement have been duly authorized and, when issued in accordance with the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

	We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this Opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

            			Very truly yours,


                 		/s/ SAUL, EWING, REMICK & SAUL LLP
         			SAUL, EWING, REMICK & SAUL LLP

TKP/DSA/SWF/FVM/TMD/cp


	EXHIBIT 23.1


         	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
TelVue Corporation:


	We consent to incorporation by reference in the registration statement dated September 23, 1999 on Form S-8 of TelVue Corporation of our report dated February 2, 1999, relating to the balance sheets of TelVue Corporation as of December 31, 1998 and 1997, and the related statements of operations, stockholders' deficit and cash flows, for the years then ended, which report appears in the December 31, 1998 annual report on Form 10-KSB, as amended on Form 10K-KSB/A filed on May 20, 1999 of TelVue Corporation.



/s/ PRESSMAN CIOCCA SMITH LLP
PRESSMAN CIOCCA SMITH LLP

HATBORO, PENNSYLVANIA
September 23, 1999


EXHIBIT 99


                                TELVUE CORPORATION
                             1999 STOCK OPTION PLAN

                                   ARTICLE I
                                 ESTABLISHMENT

	1.1	Purpose.  The TelVue Corporation 1999 Stock Option Plan (the
"Plan") is hereby established by TelVue Corporation (the "Company"). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth of the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan provides additional incentives to officers and other employees of the Company or its Affiliates, as defined herein, to enter into or remain in the service or employ of the Company or its Affiliates and to devote themselves to the Company's success by granting such individuals an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights (the "Options") to acquire the Company's Common Stock, par value $.01 per share (the "Common Stock").

                                   ARTICLE II
                              STOCK SUBJECT TO PLAN

	2.1	Aggregate Maximum Number.  The aggregate maximum number of
shares of the Common Stock for which Options may be granted under the Plan is 10,000,000 shares (the "Option Shares"), which number is subject to adjustment as provided in Section 6.6. Option Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option granted pursuant to the Plan.

                                  ARTICLE III
                                  TERM OF PLAN

	3.1	Term of Plan.  The Plan shall commence on May 10, 1999, the
date of approval of the Plan by the Board of Directors of the Company ("Effective Date"), but shall terminate unless the Plan is approved by the stockholders of the Company within twelve months of such date, as set forth in Section 422(b)(1) of the Internal Revenue Code of 1986, as amended
(the "Code"). Any Options granted pursuant to the Plan prior to approval of the Plan by the stockholders of the Company shall be subject to such approval and, notwithstanding anything to the contrary herein or in any Option Document (as defined below), shall not be exercisable until such approval is obtained. No Option may be granted under the Plan on or after the date which is ten years after the Effective Date.

                                ARTICLE IV
                                ELIGIBILITY

	4.1	Eligibility.  Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted awards of Options shall be those officers and other employees who shall be in a position, in the opinion of the Committee, as defined herein, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee, may, from time to time, select persons to be granted Options and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the terms and conditions of the Option, the Committee may give consideration to the person's functions and responsibilities, the person's contributions to the Company and its Affiliates, the value of the individual's service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The term "Affiliates" shall mean a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of section 424(e) or (f) of the Code.

                                ARTICLE V
                              STOCK OPTIONS

	5.1	Stock Options.  Options granted under the Plan may be either
ISOs, as defined herein, or NQSOs, as defined herein. Each Option granted under the Plan is intended to be an incentive stock option ("ISO") within the meaning of Section 422(b) of the Code for federal income tax purposes, except to the extent (i) such ISO grant would fail to meet the limitations and restrictions on ISOs set forth in Subsections 5.2(a) and 5.2(b) below, or (iii) any Option is specifically designated at the time of grant (the "Grant Date") as not being an ISO (an Option which is not an ISO, and therefore is a non-qualified option, is referred to herein as an "NQSO"). Under the Plan, Options may be granted to Optionees at such times, in such amounts, and on such terms and conditions as determined by the Committee, in accordance with the terms of the Plan.

	5.2	Terms and Conditions of Options.  Options granted pursuant to the Plan shall be evidenced by written documents ("Option Documents") in such form as the Committee shall from time to time approve, subject to the following terms and conditions. Option Documents may also contain such other terms and conditions (including vesting schedules for the exercisability of Options) which the Committee shall from time to time provide which are not inconsistent with the terms of the Plan. Persons to whom Options are granted are hereinafter referred to as "Optionees."

                (a) Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. To the extent that the aggregate fair market value of Option Shares (determined as of the date each applicable ISO is granted) with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceeds $100,000, the portion of such options in excess of $100,000 shall be treated as NQSOs in accordance with Section 422(d) of the Code.

                (b) Option Price. Each Option Document shall state the price at which an Option Share may be purchased (the "Option Price"), which, in the case of an ISO shall be not less than 100% of the "Fair Market Value" of a share of the Common Stock on the Grant Date. In the case of a NQSO, the Option Price shall be not less than 50% of the Fair Market Value of a share of the Common Stock on the Grant Date. If the Common Stock is listed on a national securities exchange or quoted on The Nasdaq Stock Market
("NASDAQ"), the Fair Market Value is the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange) or by NASDAQ, as the case may be. If the Common Stock is not listed on a national securities exchange or quoted on NASDAQ, the Fair Market Value will be as determined by the Committee in good faith. If an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, then the Option Price shall be not less than One Hundred and Ten Percent (110%) of the Fair Market Value of an Option Share on the Grant Date.

                (c) Medium of Payment. An Optionee shall pay for Options Shares (i) in cash, (ii) by bank check payable to the order of the Company or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.

                (d) Initial Exercise. The Committee shall determine the time at which an Option may first be exercised.

                (e) Termination of Options. All Options shall expire at such time as the Committee may determine and set forth in the Option Document, which date shall not be later than the last business date immediately preceding the tenth anniversary of the Grant Date of such Option (the "Expiration Date"). No Option may be exercised later than the Expiration Date. Notwithstanding the foregoing, no Option shall be exercisable after the first to occur of the following:

                     (i) In the case of an ISO, five years from the Grant Date if, on the Grant Date the Optionee owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company;

                     (ii) The date set by the Committee to be an accelerated Expiration Date after a finding by the Committee that a change in the financial accounting treatment for Options from that in effect on the date the Plan was adopted materially adversely affects or, in the determination of the Committee, may materially adversely affect in the foreseeable future, the Company, provided the Committee may take whatever other action, including acceleration of any exercise provisions, it deems necessary should it make the determination referred to hereinabove;

                      (iii) Expiration of three months (or such shorter period as the Committee may select and set forth in the Option Document) from the date the Optionee's employment or service with the Company or its Affiliates terminates for any reason other than (a) disability (within the meaning of section 22(e)(3) of the Code) or death, or (b) circumstances described by Subsection (e)(v), below;

                      (iv) In the event of a "Change in Control" (as defined in Subsection (f) below), the Committee can (A) accelerate the Expiration Date of any Option which has vested provided an Optionee who holds an Option is given written notice at least thirty (30) days before the date so fixed, (B) terminate any Option which has not then vested or (C) accelerate the vesting schedule of any Option;

                      (v) In the case of an Option granted under the Plan, a finding by the Committee, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment with the Company or its Affiliates for Cause.
For purposes of this Section, "Cause" shall mean: (A) a breach by Optionee of his employment agreement with the Company, (B) a breach of Optionee's duty of loyalty to the Company, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company, (C) the commission by Optionee of a felony, a crime involving moral turpitude or other act causing material harm to the Company's standing and reputation,
(D) Optionee's continued failure to perform his duties to the Company or (E) unauthorized disclosure by Optionee of trade secrets or other confidential information belonging to the Company. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price; or

                     (vi) Expiration of one year from the date the Optionee's employment with the Company or its Affiliates terminates by reason of the Optionee's disability (within the meaning of section 22(e)(3) of the Code) or death.

              (f) Change of Control. In the event of a Change in Control (as defined below), the Committee may take whatever action with respect to the Options outstanding under the Plan it deems necessary or desirable, including, without limitation, accelerating the Expiration Date in the respective Option Documents to a date no earlier than thirty (30) days after notice of such acceleration is given to the Optionee or terminate any Option which has not then vested. A "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events:

                    (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

                    (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company;

                    (iii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Common Stock immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in substantially the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation; or

                     (iv) the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")), other than (A) the Company or any of its Affiliates or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or
(B) any person who, on the date the Plan is approved by the stockholders, shall have been the beneficial owner of at least twenty percent (20%) of the outstanding Common Stock, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock.

                (g) Transfers. No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the person to whom an ISO is granted, such Option may be exercised only by such person. No NQSO under the Plan may be transferred, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

                (h) Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

                (i) Amendment. The Committee shall have the right to amend Option Documents issued to such Optionee, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under Subsection (f) above.

	5.3	Exercise.

                (a) Notice. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall (i) specify the number of Option Shares to be purchased, and (ii) satisfy the securities law requirements set forth in this Section 5.3.

                (b) Restricted Stock. Each exercise notice shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act of 1933, as amended (the "Securities Act")), contain the Optionee's acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the Option Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws, (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the Option Shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until either such event in A, B, C or D has occurred.

                (c) Notice of Disqualifying Disposition. An Optionee shall notify the Committee if any Option Shares received upon the exercise of an ISO are sold within one year of exercise or two years from the Grant Date.

                                      ARTICLE VI
                                   	ADMINISTRATION

        6.1 Stock Option Committee. The Plan shall be administered by the Board of Directors of the Company, without participation by any director on any matter pertaining to him. The Board of Directors may appoint a Stock Option Committee composed of two or more non-employee directors (as the term "non-employee directors" is defined under Rule 16b-3(b)(3) of the Exchange
Act) to operate and administer the Plan in its stead. The Stock Option Committee or the Board of Directors in its administrative capacity with respect to the Plan is referred to herein as the "Committee".

        6.2 Meetings. The Committee shall hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

        6.3 Discretion of Committee and the Board of Directors. The Committee shall from time to time at its discretion grant Options pursuant to the terms of the Plan. The Committee shall have plenary authority to determine the Optionees to whom and the times at which Options shall be granted, the number of Option Shares to be covered by such grants and the price and other terms and conditions thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Plan and compliance with Rule 16b-3(d) under the Exchange Act. In making such determinations the Committee may take into account the nature of the Optionee's services and responsibilities, the Optionee's present and potential contribution to the Company's or its Affiliates success and such other factors as it may deem relevant. The interpretation and construction by the Committee of any provision of the Plan or of any benefit granted under it shall be final, binding and conclusive.

        6.4 No Liability. No member of the Board of Directors or the Committee shall be personally liable for any action or determination with respect to the Plan or any benefit thereunder, or for any act or omission of any other member of the Board of Directors or the Committee, including but not limited to the exercise of any power and discretion given to him under the Plan, except those resulting from (i) any breach of such person's duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law or (iii) any transaction from which such person derived an improper personal benefit.

        6.5 Indemnification. In addition to such other rights of indemnification as he may have as a member of the Board of Directors or the Committee, and with respect to the administration of the Plan and the granting of Options hereunder, each member of the Board of Directors and of the Committee shall be entitled to be indemnified by the Company to the fullest extent permitted by applicable law, for all expenses (including but not limited to reasonable attorneys' fees and expenses), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Benefits hereunder (each a "Proceeding") in which he may be involved by reason of his being or having been a member of the Board of Directors or the Committee, whether or not he continues to be such member of the Board of Directors or the Committee at the time of the incurring of such expenses; provided however, that such indemnity shall not include any expenses incurred by such member of the Board of Directors or Committee in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Committee unless within ten (10) days after institution of any such action, suit or proceeding he shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board of Directors or the Committee and shall be in addition to all other rights to which such member of the Board of Directors or the Committee would be entitled to as a matter of law, contract or otherwise. Expenses (including attorneys' fees) incurred by a member of the Board of Directors or the Committee in defending any Proceeding may be paid by the Company in advance of the final disposition of such Proceeding upon receipt of an undertaking by or such person to repay all amounts advanced if it should be ultimately be determined that such person is not entitled to be indemnified under this Article or otherwise, except that no such advance payment will be required if it is determined by the Board of Directors that there is a substantial probability that such person will not be able to repay the advance payments.

        6.6 Adjustments on Changes in Common Stock. The aggregate number of shares of Common Stock as to which Options may be granted under the Plan, the number of Option Shares covered by each outstanding Option and the Option Price per Option Share specified in each outstanding Option shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common
Stock or other capital adjustment (not including the issuance of Common
Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Committee shall have the authority to determine the adjustments to be made under this Section and any such determination by the Committee shall be final, binding and conclusive, provided that no adjustment shall be made which will cause an ISO to lose its status as such.

                                    ARTICLE VII
                                   MISCELLANEOUS

        7.1 Amendment of the Plan. The Committee may terminate, suspend, amend or otherwise modify the Plan from time to time in such manner as it may deem advisable. Notwithstanding the foregoing, any amendment to the Plan which would change the eligibility of employees or the class of employees eligible to receive an Option or increase the maximum number of Option Shares as to which Options may be granted, will only be effective if such action is approved by the holders of common stock of the Company having a majority of the vote.

        7.2 Continued Employment. The grant of an Option pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to continue the employment of the Optionee with the Company or any of its Affiliates.

        7.3 Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer Option Shares, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares, or (b) take whatever action it deems necessary to protect its interests, including withholding a portion of such Option Shares.